                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       January 17, 1994
                                                --------------------------------

First Chicago Corporation
- --------------------------------------------------------------------------------
(Exact name of registrant as specified in its charter)


Delaware                            1-6052                     36-2669970
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(State or other jurisdiction     (Commission                 (IRS Employer
     of incorporation)           File Number)              Identification No.)


One First National Plaza, Chicago, IL                             60670
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code  312-732-4000
                                                    ------------

Item 5. Other Events
- ------

The Registrant hereby incorporates by reference the information contained in Attachment A hereto in response to this Item 5.








Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             First Chicago Corporation
                             -------------------------
                             (Registrant)


Date: January 17, 1994       By:    /s/ David P. Bolger
                                    -------------------------
                             Title: Senior Vice President and
                                    Treasurer

                                 ATTACHMENT A

  CHICAGO, Jan. 17, 1994 -- First Chicago Corporation today reported record profits for 1993. Net income for the year was $804.5 million, or $8.78 per share. Return on common stockholders' equity was 24.2 percent. Earnings from the venture capital business were $204 million, or $2.29 per share, for 1993.

  For the fourth quarter, the Corporation earned net income of $172.8 million, or $1.81 per common share. Return on common stockholders' equity was 18.3 percent. Earnings from the venture capital business were $7 million, or five cents per share, for the fourth quarter. Excluding the venture capital contribution, quarterly earnings were up 83 percent from a year earlier.

  In the fourth quarter of 1992, net income was $137 million, or $1.53 per share. Net income for the full year 1992 was $94 million, or 64 cents per share, reflecting the $625 million special provision for combined credit losses related to the accelerated asset disposition program.

FULL YEAR HIGHLIGHTS

  . The Corporation's earnings from core businesses were consistently strong each quarter throughout the year.

  . Equity securities gains of $381 million were recognized in the venture capital portfolio in 1993. Net income from the venture capital business -- revenues less the portfolio's cost-to-carry and other expenses -- was $204 million, or $2.29 per share, for the year. In 1992, venture capital earnings were $80 million, or 95 cents per share.

  . Earnings from the credit card business grew substantially in 1993. Total managed receivables ended the year at $10.7 billion, up from $8.6 billion at year-end 1992. Average credit card outstandings for the year increased 21 percent over 1992 levels.

  . Combined trading profits reached a record $285 million for the year, compared with $177 million in 1992. Foreign exchange trading, interest rate swap and option transactions, and emerging markets trading were the key activities driving this performance.

  . Credit quality at December 31, 1993, was excellent. Nonperforming assets were $277 million, or 1.2 percent of loans and other real estate. The ratio of the allowance for credit losses to nonperforming loans at year-end was 292 percent. Total commercial provision expense for the year was $78 million, or 54 basis points of related loans -- a significant improvement from 165 basis points in 1992.

  . As of December 31, 1993, approximately 89 percent of the net value of the accelerated asset disposition portfolio had been liquidated, well ahead of the Corporation's "price and pace" objectives. The carrying value of the portfolio was $126 million at year-end, down from $1.0 billion at December 31, 1992. This value represented 26 percent of original contractual exposure, compared with 46 percent a year earlier. Net gains of $60 million from portfolio activity were recognized in noninterest income in 1993.

  . The Corporation's regulatory capital ratios, and those of all its banking subsidiaries, remain significantly above the guidelines for "well-capitalized" status. At December 31, 1993, the estimated Tier 1 ratio was 8.8 percent, and the total risk-adjusted ratio was approximately 13.5 percent. Year-ago ratios were 6.7 percent and 10.8 percent, respectively.

  . First Chicago's book value increased to $40.55 per common share at the end of 1993 from $33.19 at year-end 1992.

FOURTH QUARTER HIGHLIGHTS

  . The credit card business continued to contribute significantly to earnings.
    Total managed credit card receivables grew 11 percent in the quarter to $10.7 billion from $9.6 billion at September 30, 1993.

  . The carrying value of the accelerated asset disposition portfolio declined
    $118 million during the quarter to $126 million at December 31, 1993, or 26 percent of original contractual exposure. A net gain of $30 million from portfolio activity was recognized in noninterest income in the fourth quarter.

  . The Corporation reclassified its $196 million reserve for securitized credit card receivables from the "allowance for credit losses" to "other assets." This reclassification was made to be consistent with industry practice and had no impact on reserves available for losses or on reported earnings.

  . The provision for commercial credits was $8 million for the fourth quarter, representing 22 basis points of related loans.

  . Total equity securities gains were $40 million, of which $20 million were generated from the venture capital portfolio. Net income from the venture capital business was $7 million, or five cents per share, in the fourth quarter. In 1992's fourth quarter, venture capital earnings were $48 million, or 57 cents per share.

NET INTEREST INCOME

  Net interest income on a tax-equivalent basis was $307 million for the fourth quarter. Net interest margin was 2.49 percent, and average earning assets were $49.0 billion.

  Adjusted for the effects of credit card securitization and the activities of the Corporation's capital markets subsidiary, net interest margin was 3.62 percent. Adjusted net interest margin was 3.78 percent in the fourth quarter of 1992 and 3.98 percent in the third quarter of 1993.

  For the full year, adjusted net interest margin was 3.70 perent, compared with
3.45 percent in 1992. Gains on Brazilian bonds and a required revaluation of leveraged leases in conjunction with the change in tax rates added 9 basis points to adjusted net interest margin in 1993.

NONINTEREST INCOME

  Total noninterest income was $523 million for the fourth quarter. Combined trading activities generated revenues of $61 million.

  Equity securities gains were $40 million, including $20 million from the venture capital portfolio. The remaining gains of $20 million were realized from equity securities held in conjunction with corporate financing activities and the sale of Chilean equity positions previously received in exchange for debt.

  Net gains of $30 million from accelerated disposition activities were recorded in other revenue.

  For the year, noninterest income totaled $2.202 billion and included $480 million in equity securities gains.

NONINTEREST EXPENSE

  Operating noninterest expense was $481 million for the quarter. Higher incentive compensation costs versus prior periods and increased expenses for the credit card business are reflected in this total. The provision for other real estate was $1 million.

  Operating noninterest expense for 1993 was $1.854 billion, compared with $1.764 billion a year earlier. In 1992 these expenses included charges of $86 million principally for reserves related to occupancy, asset disposition and litigation matters.

CREDIT QUALITY

  The provision for credit losses was $70 million for the fourth quarter. This included $62 million for the consumer portfolios and $8 million for commercial credits.

  For the year, the provision for credit losses was $270 million, down substantially from $425 million in 1992 before the special provision.

  The Corporation's allowance for credit losses was $683 million at year-end. Of this total, $488 million was related to the commercial exposure segment and $195 million to the consumer portfolios.

  The reclassification of reserves related to securitized credit card receivables reduced the ratio of total allowance to nonperforming loans. However, it had no impact on the ratio of commercial reserves to commercial nonperfoming loans, which was 209 percent at the end of 1993.

  Net charge-offs were $39 million for the fourth quarter. Commercial net charge-offs were $10 million. Consumer net charge-offs, mainly in the credit card portfolio, were $29 million. The net charge-off rate for credit card receivables was 3.5 percent.

First Chicago Corporation and Subsidiaries
Comparative Summary

                                                                      Three Months Ended December 31
                                                                      ------------------------------
(In millions, except per share data)                                      1993           1992       Change
                                                                      --------       --------       ------

Net interest income--tax-equivalent basis...........................  $  306.9       $  326.2        -  6%
Provisions for credit and real estate losses (including provisions
  for assets held for accelerated disposition)......................      71.2           81.5        - 13%
Noninterest income..................................................     523.0          436.0        + 20%
Noninterest expense (excluding provisions for other real estate)....     480.7          461.2        +  4%
Net income..........................................................     172.8          136.6        + 27%

Earnings per share
  Primary...........................................................      1.81           1.53        + 18%
    Average common and common equivalent shares (in millions).......      87.7           81.7        +  7%
  Fully diluted.....................................................      1.77           1.49        + 19%
    Average shares, assuming full dilution (in millions)............      91.5           85.1        +  7%
Average balances
  Loans.............................................................    22,263         22,761        -  2%
  Earning assets....................................................    48,977         47,654        +  3%
  Total assets......................................................    57,708         56,167        +  3%
  Common equity.....................................................     3,451          2,616        + 32%
  Stockholders' equity..............................................     4,212          3,235        + 30%

Net interest margin.................................................      2.49%          2.72%       -  8%
Return on assets....................................................      1.19%          0.97%       + 23%
Return on common stockholders' equity...............................      18.3%          19.0%       -  4%

                                                                               For the Year
                                                                      ------------------------------
                                                                          1993           1992       Change
                                                                      --------       --------       ------

Net interest income--tax-equivalent basis...........................  $1,264.0       $1,217.0        +  4%
Provisions for credit and real estate losses (including provisions
  for assets held for accelerated disposition)......................     274.2        1,106.9           -
Noninterest income..................................................   2,202.4        1,488.2        + 48%
Noninterest expense (excluding provisions for other real estate)....   1,853.9        1,764.4        +  5%
Income (loss) before cumulative effect of changes in
  accounting principles.............................................     804.5         (114.5)          -
Cumulative effect of changes in accounting principles--
  Valuation of venture capital investment securities................         -          220.7           -
  Recognition of credit card solicitation costs.....................         -          (12.7)          -
Net income..........................................................     804.5           93.5           -

Earnings per share
  Primary
  Income (loss) before cumulative effect of changes in
    accounting principles...........................................      8.78          (2.08)          -
  Cumulative effect of changes in accounting principles.............         -           2.72           -
  Net income........................................................      8.78           0.64           -
    Average common and common equivalent shares (in millions).......      85.2           76.5        + 11%
  Fully Diluted
  Income (loss) before cumulative effect of changes in
    accounting principles...........................................      8.43          (2.08)          -
  Cumulative effect of changes in accounting principles.............         -           2.72           -
  Net income........................................................      8.43           0.64           -
    Average shares, assuming full dilution (in millions)............      90.3           79.7        + 13%
Average balances
  Loans.............................................................    21,997         24,347        - 10%
  Earning assets....................................................    48,517         46,706        +  4%
  Total assets......................................................    56,854         54,768        +  4%
  Common equity.....................................................     3,092          2,733        + 13%
  Stockholders' equity..............................................     3,886          3,314        + 17%

Net interest margin.................................................      2.61%          2.61%          -
Return on assets....................................................      1.42%          0.17%          -
Return on common stockholders' equity...............................      24.2%           1.8%          -

                                                                              At December 31
                                                                      ------------------------------
                                                                          1993           1992       Change
                                                                       -------        -------       ------
Total assets........................................................   $52,560        $49,281        +  7%
Total deposits......................................................    28,186         29,740        -  5%
Loans...............................................................    23,103         22,692        +  2%
Common stockholders' equity.........................................     3,503          2,732        + 28%
Stockholders' equity................................................     4,264          3,401        + 25%

First Chicago Corporation
Credit Data--Accelerated Disposition Portfolio
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(In millions)
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Accelerated Disposition Portfolio--Exposure:

                                  12/31/93  9/30/93  6/30/93  3/31/93  12/31/92
                                  --------  -------  -------  -------  --------
Loans
Performing......................      $ 20     $111     $163     $244    $  504
Nonperforming...................        16       21       27       70       115
Other Real Estate Assets........        71       79      165      207       257
                                      ----     ----     ----     ----    ------
    Subtotal....................       107      211      355      521       876
Off-Balance Sheet Exposure......        19       33       47       74       161
                                      ----     ----     ----     ----    ------
    Total Portfolio.............      $126     $244     $402     $595    $1,037
                                      ====     ====     ====     ====    ======

Disposition Value as a Percentage
of Original Contractual Exposure.       26%      33%      38%      41%       46%
                                      ====     ====     ====     ====    ======

                                CAPITAL DATA
- -------------------------------------------------------------------------------
                                  12/31/93  9/30/93  6/30/93  3/31/93  12/31/92
- -------------------------------------------------------------------------------
Common Equity/Assets*............      7.2%     7.0%     6.5%     6.4%      5.9%
Risk-Based Capital Ratios:**
  Tier 1.........................      8.8%     8.7%     8.0%     7.8%      6.7%
  Total..........................     13.5%    13.5%    13.0%    12.4%     10.8%
Leverage Ratio...................      8.0%     8.0%     7.4%     7.3%      6.6%
Book Value of Common Equity......   $40.55   $39.03   $36.27   $34.78    $33.19

 *Net of investment in First Chicago Capital Markets, Inc.
**Based on 1992 guidelines. 12/31/93 ratios are estimated.

                           FIRST CHICAGO CORPORATION
          CREDIT DATA -- Excluding Accelerated Disposition Portfolio

- --------------------------------------------------------------------------------------------------------------------------------
                                                                                   For the Quarter Ending
                                                     ---------------------------------------------------------------------------
(Dollars in millions)                                  12/31/93         9/30/93         6/30/93         3/31/93         12/31/92
- ---------------------------------------------------- ------------    ------------     -----------     -----------     ----------

Provision for Credit Losses:
Commercial..........................................       $    8           $  19           $  24           $  27          $  31
Consumer............................................           62              46              46              38             49
Total...............................................           70              65              70              65             80

Total Charge-offs...................................           66              59              54             100             69
Total Recoveries....................................           27              22              22              26             35
Net Charge-offs:
  Commercial:
     Commercial Real Estate.........................            9              21               5              16             10
     Other Commercial...............................            1              (5)              1              30             (1)
     Total Commercial...............................           10              16               6              46              9
  Consumer..........................................           29              21              26              28             25
Total...............................................           39              37              32              74             34

Nonperforming Assets:
Commercial Real Estate..............................          108             151             190             143             93
Troubled-County Debtor..............................           50              57              57              57             76
Other...............................................           76              99             123             151            222
  Nonperforming Loans...............................          234             307             370             351            391
Other Real Estate, net..............................           43              44              45              26             23
  Total Nonperforming Assets (NPA)..................          277             351             415             377            414

NPA as Percentage of Loans and Other Real Estate....          1.2%            1.6%            1.9%            1.7%           1.8%
Total Reserve as a Percentage of Loans*.............          3.0%            2.9%            2.9%            2.8%           2.8%
Total Reserve as a Percentage of Nonperforming Loans*          292%            208%            170%            174%           160%

* The Corporation reclassified its reserve for securitized credit card receivables from the allowance for credit losses to other assets. These percentages have been adjusted to give effect to this change. The following table shows the allowance for credit losses prior to the change, the impact of the reclassification, and the allowance for credit losses as adjusted for the periods indicated (in millions):

- -----------------------------------------------------------------------------------------------------------------------------------
                                                                         As of December 31
                                            ---------------------------------------------------------------------------------------
                                                1993              1992               1991               1990             1989
- -----------------------------------------------------------------------------------------------------------------------------------
Allowance for credit
  Losses prior to change...................   $  879            $  791             $  884            $   994           $1,278
Reclassification to
  other assets.............................     (196)             (167)              (125)               (97)             (46)
                                              -------            ------            -------           --------          -------
Allowance for credit
  losses as adjusted.......................   $  683            $  624             $  759            $   897           $1,232
                                              =======           =======            =======           ========          =======